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                     INSTRUCTION TO REGISTERED HOLDERS AND
                                DTC PARTICIPANTS
                            FROM BENEFICIAL OWNER OF
                SERIES A 12 3/4% SENIOR DISCOUNT NOTES DUE 2012
                                       OF
                           SALT HOLDINGS CORPORATION

    The undersigned hereby acknowledges receipt of the prospectus, dated
            , 2003, of Salt Holdings Corporation, a Delaware corporation ("Salt Holdings"), and the letter of transmittal, that together constitute Salt Holdings' offer to exchange $1,000 principal amount at maturity of its Series B 12 3/4% Senior Discount Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount at maturity of its outstanding Series A 12 3/4% Senior Discount Notes due 2012, of which $123,500,000 aggregate principal amount at maturity is outstanding.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

    The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $            of Series A 12 3/4% Senior Discount Notes due 2012.

    With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

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
/ / To TENDER ALL of the outstanding notes held by you for the account of the undersigned.

/ / To TENDER the following outstanding notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF
       OUTSTANDING NOTES TO BE TENDERED, IF ANY):

       $            of Series A 12 3/4% Senior Discount Notes due
       2012.

/ /    NOT to TENDER any outstanding notes held by you for the
       account of the undersigned.
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    If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized:

    - to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

    - the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

    - the undersigned is not engaging in and does not intend to engage in a distribution of the exchange notes;

    - the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes;

    - the undersigned is not an "affiliate" of Salt Holdings within the meaning of Rule 405 under the Securities Act of 1933, as amended;

    - if the undersigned is a resident of the State of California, if falls under the self-executing institutional investor exemption set forth under
      Section 25102(i) of the Corporate Securities Law of 1968 and
      Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;
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    - if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

    - the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of disturbing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "SEC") set forth in certain no-action letters;

    - the undersigned and each beneficial owner understands that a secondary resale transaction described in the previous bullet point and any resales of exchange notes or interests therein obtained by such holder in exchange for outstanding notes or interests therein originally acquired by such holder directly from Salt Holdings should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

    - if the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

    - the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

    - to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and

    - to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of outstanding notes.

    The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned's account will be tendered unless otherwise specified above.

    The undersigned hereby represents and warrants that the undersigned
(1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Salt Holdings will acquire good, marketable and unencumbered title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

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                                   SIGN HERE

Name of Beneficial Owner(s) (please print):  ___________________________________

Signature(s):  _________________________________________________________________

Address:  ______________________________________________________________________

Telephone Number:  _____________________________________________________________

Taxpayer Identification Number or Social Security Number:  _____________________

Date:  _________________________________________________________________________

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